UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

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COGNOS INCORPORATED

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To:	Certain Tom Manley, CFO, Cognos Incorporated
From:	Shareholders of Cognos Incorporated
Subject:	Urgent Message from Cognos CFO Tom Manley – Change in ISS Voting Recommendation

We are writing to advise you that Institutional Shareholder Services (ISS) has issued an Alert today advising that it is now recommending that Cognos shareholders VOTE FOR Cognos’ request for an additional 1,000,000 shares to be added to the Cognos Stock Option Plan.

If you have not yet voted, we urge you to follow ISS’ recommendation and VOTE FOR this matter as soon as possible. If you have already voted against this matter and are a registered shareholder, we urge you to revoke your current proxy with respect to this matter and VOTE FOR this matter now. You may revoke any proxy that you have previously provided in one of the following ways:

(i)	by completing and signing another proxy (having a subsequent date to your original proxy) and depositing it with Computershare in the same manner as your original proxy; or

(ii)

by providing notice (in writing and executed by you or by your attorney, authorized in writing) of your change in vote. This notice can be sent to the registered offices of Cognos (3755 Riverside Drive, Ottawa, Ontario, Canada K1G 4K9) at any time up to and including the last business day preceding the day of the meeting (June 21st) or delivered to the chair of the meeting on June 21st prior to the commencement of the meeting; or

(iii)	in any other manner permitted by law.

If you are a non-registered shareholder, you may revoke a previous voting instruction form at any time by giving written notice to the intermediary to whom you submitted it. An intermediary, however, is not required to act on your written notice if it is not received by the intermediary at least seven (7) days prior to the meeting.

If you have any questions regarding how to revoke a previously submitted proxy to change your vote, please call Lloyd Lefcourt or Frank Lentini of Innisfree M&A Incorporated, our proxy solicitors, at (212) 750-5833.

This is an important matter for Cognos and we need your support. Thank you.

Sincerely,

Tom Manley

Senior Vice President, Finance & Administration & Chief Financial Officer

COGNOS INCORPORATED

Office: (613) 738-1338, ext. 5255

tom.manley@cognos.com

www.cognos.com